SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           The Securities Exchange Act

                                  June 27, 2001
                                 Date of Report
                           (Date of Earliest Reported)


                    Central Utilities Production, Corporation
                         (Name of Small Business Issuer)


   Nevada                         0-27187                       88-0361127
 (State of                      (Commission                  (I.R.S. Employer
Incorporation)                  File Number)              Identification Number)


                  1039 North I-35 #301, Carrollton, Texas 75006
           (Address of Principal Executive Offices Including Zip Code)

                                 (972) 446-3775
                           (Issuers Telephone Number)
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     A change in control of Accord Advanced Technologies, Inc occurred pursuant to the Agreement and Plan of Reorganization between Accord Advanced Technologies, Inc and Enpetro Mineral Pool. As agreed by all the shareholders of Enpetro Mineral Pool and the majority of the shareholders of Accord Advanced Technologies Inc. Accord acquired 100% of the stock of Enpetro Mineral Pool for 228,000,000 newly issued shares of Accord Advanced Technologies, Inc. The shares will be restricted pursuant to Rule 144 and will be issue after the 2 to 1 rollback agreed to by the majority shareholders.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On May 18, 2001 the Board of Directors of Enpetro Mineral Pool and the majority of the shareholders agreed to transfer 100% of their shares to Accord Advanced Technologies, Inc. for 228,000,000 newly issued shares of Accord common stock. The shares will be restricted pursuant to Rule 144 and will be issue after the 2 to 1 rollback agreed to by the majority shareholders.

ITEM 5. OTHER EVENTS

     Pursuant to the Agreement and Plan of Reorganization the First Article of the registrant's Articles of Incorporation was amended changing the name of the registrant to Central Utilities Production Corporation and the Fourth Article of the registrant's Articles of Incorporation was amended increasing the number of authorized common shares to 500,000,000. The par value, $.0001, remains the same.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Mr.Travis Wilson, the registrant's President/CEO and director resigned pursuant to the terms of the Agreement and Plan of Reorganization. The new Board of Directors consists of

     A. Stan Dedmon
     William Trantham
     Carl P. Ranno

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

1. Agreement and Plan of Reorganization filed with the Form 10-KSB on June 6, 2001 and incorporated by reference.

2. Letter of Resignation filed with the Form 10-KSB on June 6, 2001 and incorporated by reference.

99.1  Amended Pro Forma financial Statement of the merged Companies.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 18, 2002                 Central Utilities Production Corporation


                                    By /s/ Carl P. Ranno
                                       -------------------------------------
                                       Carl P. Ranno, Secretary